Nephros Announces $2 Million Private Placement

SOUTH ORANGE, NJ, May 16, 2019 – Nephros, Inc. (OTCQB:NEPH) (the “Company”), a commercial stage company that develops and sells high performance water purification products to the medical device and commercial markets, today announced that it has completed a private placement in which it sold approximately 4.4 million shares of common stock at a purchase price of $0.45 per share, resulting in total gross proceeds to the company of $2 million. The private placement was led by the Pessin and Farwell families.

“We appreciate the ongoing support of our investors,” said Daron Evans, President and CEO of Nephros. “Our existing investors’ interest enabled us to opportunistically solidify our balance sheet as we prepare to up-list to a national securities exchange and to finalize the development of our water pathogen diagnostic product.”

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Pursuant to its agreement with the investors, the Company has agreed to cause a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock to be filed and declared effective within ninety days of the closing date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company.

About Nephros, Inc.

Nephros is a commercial stage company that develops and sells high performance water purification products to the medical device and commercial markets. Nephros ultrafilters are used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas) and viruses from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of endotoxins and other biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and patients.

Nephros filters, including AETHER™ brand filters, improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s plans to obtain a listing for its common stock on a national securities exchange, the timing of the development of the Company’s water pathogen diagnostic product, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in product development outcomes, changes in business, economic and competitive conditions, the availability of capital when needed, our dependence on third party manufacturers and researchers and regulatory reforms. These and other risks and uncertainties are detailed in the Company’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. The Company does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor Relations Contact:

Andy Astor

CFO, Nephros

info@nephros.com

(201) 345-0824